Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

FOX REPORTS SECOND QUARTER FISCAL 2020

REVENUES OF $3.78 BILLION, AN INCREASE OF 5%

NET INCOME OF $314 MILLION,

EARNINGS PER SHARE OF $0.48

ADJUSTED EBITDA OF $261 MILLION

ADJUSTED EARNINGS PER SHARE OF $0.10

AND $500 MILLION OF SHARE REPURCHASES

NEW YORK, NY, February 5, 2020 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended December 31, 2019.

The Company reported total quarterly revenues of $3.78 billion, a 5% increase from the $3.58 billion of revenues in the prior year quarter. This increase includes affiliate revenue growth of 7%, reflecting growth at both the Television and Cable Network Programming segments, and advertising revenue growth of 1%, which was achieved despite the comparative effect of record political advertising revenues from the mid-term elections at the Company’s owned and operated television stations in the prior year quarter. The Company also reported a 32% increase in other revenues, led by growth at the Cable Network Programming segment and higher revenues at the Other, Corporate and Eliminations segment attributable to the operation of the FOX Studios Lot for third parties and the consolidation of Credible Labs Inc.

Quarterly net income increased to $314 million from the $24 million in the prior year quarter, primarily due to unrealized gains recognized in other, net related to changes in the fair values of the Company’s investments in Roku, Inc. and The Stars Group Inc., partially offset by higher operating, selling, general and administrative and net interest expenses. The increases in selling, general and administrative and net interest expenses primarily reflect higher costs related to FOX operating as a standalone public company following the Distribution1. Quarterly net income attributable to Fox Corporation stockholders increased to $300 million ($0.48 per share) compared to $8 million ($0.01 per share) in the prior year quarter.

Quarterly Adjusted EBITDA2 of $261 million was lower than the prior year quarter, primarily due to lower contributions at the Television segment. Adjusted net income attributable to Fox Corporation stockholders3 was $64 million ($0.10 per share), lower than the $268 million ($0.43 per share) adjusted result in the prior year quarter.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“Our results reaffirm that Fox Corporation is delivering on the operational and financial objectives that we established less than twelve months ago. Our brands are exhibiting strength in a competitive marketplace and delivering healthy top-line growth as we continue to invest strategically to expand the reach of our portfolio and further diversify our revenue streams. Meanwhile, we are taking a balanced approach to capital allocation, including the return of $500 million to shareholders in the form of share repurchases since our last earnings release. Coming off an incredibly successful Super Bowl LIV and with the buildup to the November Presidential Election ahead of us, we look forward to continuing our momentum through calendar 2020.”

[1]

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”). See page 5 for additional detail.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.
[3]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 2 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	$ Millions

Revenues by Component:

Affiliate fee	$1,436	$1,345	$2,830	$2,682

Advertising	2,010	1,987	3,051	3,050
Other	332	251	564	392

Total revenues	$3,778	$3,583	$6,445	$6,124

Segment Revenues:

Cable Network Programming	$1,469	$1,434	$2,754	$2,699

Television	2,266	2,149	3,622	3,426
Other, Corporate and Eliminations	43	-	69	(1)

Total revenues	$3,778	$3,583	$6,445	$6,124

Segment EBITDA:

Cable Network Programming	$556	$519	$1,240	$1,152

Television	(214)	(14)	37	157
Other, Corporate and Eliminations	(81)	(60)	(160)	(103)

Adjusted EBITDA[4]	$261	$445	$1,117	$1,206

Depreciation and amortization:

Cable Network Programming	$16	$12	$29	$23

Television	14	26	29	52
Other, Corporate and Eliminations	27	13	49	19

Total depreciation and amortization	$57	$51	$107	$94

[4]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	$ Millions

Revenues

Affiliate fee	$957	$938	$1,896	$1,877

Advertising	337	353	591	617
Other	175	143	267	205

Total revenues	1,469	1,434	2,754	2,699

Operating expenses	(792)	(808)	(1,312)	(1,349)

Selling, general and administrative	(126)	(116)	(216)	(217)
Amortization of cable distribution investments	5	9	14	19

Segment EBITDA	$556	$519	$1,240	$1,152

Cable Network Programming reported quarterly segment revenues of $1.47 billion, an increase of $35 million or 2% from the amount reported in the prior year quarter, due to increases in affiliate and other revenues, partially offset by lower advertising revenues. Affiliate revenues increased $19 million or 2% as contractual price increases were partially offset by net subscriber declines. Other revenues increased $32 million or 22%, driven by higher sports sublicensing revenues and revenues generated from pay-per-view boxing. The decrease in advertising revenues of $16 million or 5% included the impact of higher preemptions associated with breaking news coverage at FOX News Media and the absence of Ultimate Fighting Championship content at FS1 in the current year quarter.

Cable Network Programming reported quarterly segment EBITDA of $556 million, an increase of $37 million or 7% from the amount reported in the prior year quarter, primarily due to the revenue increases noted above. Expenses were essentially flat as higher costs at FOX News Media were offset by lower sports programming rights amortization at FOX Sports, led by the absence of Ultimate Fighting Championship content in the current year quarter.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	$ Millions

Revenues

Advertising	$1,673	$1,634	$2,460	$2,433

Affiliate fee	479	407	934	805

Other	114	108	228	188

Total revenues	2,266	2,149	3,622	3,426

Operating expenses	(2,284)	(2,010)	(3,227)	(2,961)
Selling, general and administrative	(196)	(153)	(358)	(308)

Segment EBITDA	$(214)	$(14)	$37	$157

Television reported quarterly segment revenues of $2.27 billion, an increase of $117 million or 5% from the amount reported in the prior year quarter, reflecting increases in affiliate, advertising and other revenues. Affiliate revenues increased $72 million or 18% as increases in programming fees from third-party FOX affiliates and higher average rates per subscriber at the Company’s owned and operated television stations were partially offset by net subscriber declines at the stations. Advertising revenues increased $39 million or 2% as higher sports and entertainment advertising revenues at the FOX Network more than offset the comparative impact of record political advertising revenues from the mid-term elections at the owned and operated television stations in the prior year quarter. Other revenues increased $6 million or 6%, primarily due to the consolidation of Bento Box, partially offset by lower digital content licensing revenues.

Television reported a quarterly segment EBITDA loss of $214 million, higher than the loss of $14 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses was primarily due to higher programming rights amortization and production costs at FOX Sports, led by the annual increases for NFL content and inclusive of the costs related to the launch of WWE Friday Night SmackDown, as well as higher programming rights amortization at FOX Entertainment, including the impact of investments in original scripted programming and co-production arrangements with third party studios.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

SHARE REPURCHASE PROGRAM

On November 6, 2019, the Company announced the authorization of a $2 billion stock repurchase program. The Company simultaneously announced its intention to complete approximately $500 million of aggregate stock repurchases under the program in the near term, comprised of a $350 million accelerated stock repurchase of the Company’s Class A common stock and approximately $150 million of open market repurchases of the Company’s Class B common stock. As of February 4, 2020, the Company has repurchased $350 million of its Class A common stock and $150 million of its Class B common stock.

DIVIDEND

The Company has declared a dividend of $0.23 per Class A and Class B share. This dividend is payable on April 1, 2020 with a record date for determining dividend entitlements of March 4, 2020.

DISTRIBUTION

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”) in accordance with the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc. Following the Distribution, approximately 354 million and approximately 266 million shares of the Company’s class A common stock and class B common stock, respectively, began trading independently on The Nasdaq Global Select Market. In connection with the Distribution, the Company entered into the Separation and Distribution Agreement, dated as of March 19, 2019 with 21CF, which effected the internal restructuring (the “Separation”) whereby 21CF transferred to FOX a portfolio of 21CF’s news, sports and broadcast businesses, including FOX News Media (consisting of FOX News and FOX Business), FOX Entertainment, FOX Sports, FOX Television Stations, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network, and certain other assets, and FOX assumed from 21CF the liabilities associated with such businesses and certain other liabilities. The Separation and the Distribution were effected as part of a series of transactions contemplated by the Amended and Restated Merger Agreement and Plan of Merger, dated as of June 20, 2018, by and among 21CF, The Walt Disney Company (“Disney”) and certain subsidiaries of Disney, pursuant to which, among other things, 21CF became a wholly-owned subsidiary of Disney.

BASIS OF PRESENTATION

The Unaudited Consolidated and Combined Financial Statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

The Company became a separate consolidated group as a result of the Distribution, and the Company’s financial statements for the three and six months ended December 31, 2019 and as of December 31, 2019 and June 30, 2019 are presented on a consolidated basis. Prior to the Distribution, the Company’s financial statements were derived from the unaudited consolidated financial statements and accounting records of 21CF. The Company’s financial statements for the three and six months ended December 31, 2018 (the “Unaudited Combined Financial Statements”) are presented on a combined basis as the Company was not a separate consolidated group prior to the Distribution. These financial statements reflect the combined historical results of operations and cash flows of 21CF’s domestic news, national sports and broadcast businesses and certain other assets and liabilities associated with such businesses.

The Unaudited Combined Statements of Operations for the three and six months ended December 31, 2018 includes allocations for certain support functions that were provided on a centralized basis within 21CF prior to the Distribution and not recorded at the business unit level, such as certain expenses related to finance, legal, insurance, information technology, compliance and human resources management activities, among others. 21CF did not routinely allocate these costs to any of its business units. These expenses were allocated to FOX on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues, headcount or other relevant measures. Management believes the assumptions underlying the Unaudited Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from 21CF, are reasonable. Nevertheless, the Unaudited Combined Financial Statements may not include all of the actual expenses that would have been incurred by FOX and may not reflect FOX’s consolidated results of operations and cash flows had it been a standalone company during the entirety of the periods presented. Actual costs that would have been incurred if FOX had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Unaudited Combined Statements of Operations includes corporate allocations of approximately $95 million and $170 million for the three and six months ended December 31, 2018, respectively, in Selling, general and administrative expenses.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS:

Joe Dorrego, Investor Relations	Hope Hicks, Press Inquiries
212-852-7856 Dan Carey, Investor Relations 212-852-7955	310-369-1212 Megan Klein, Press Inquiries 310-369-1363

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	$ Millions, except per share amounts

Revenues	$3,778	$3,583	$6,445	$6,124

Operating expenses	(3,091)	(2,818)	(4,559)	(4,309)

Selling, general and administrative	(431)	(329)	(783)	(628)

Depreciation and amortization	(57)	(51)	(107)	(94)

Impairment and restructuring charges	-	-	(9)	-

Interest expense	(90)	(15)	(180)	(31)

Interest income	8	-	25	-
Other, net	302	(339)	287	(200)

Income before income tax expense	419	31	1,119	862

Income tax expense	(105)	(7)	(292)	(223)

Net income	314	24	827	639

Less: Net income attributable to noncontrolling interests	(14)	(16)	(28)	(27)

Net income attributable to Fox Corporation stockholders	$300	$8	$799	$612

Weighted average shares:	620	621	622	621

Net income attributable to Fox Corporation stockholders per share:	$0.48	$0.01	$1.28	$0.99

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	June 30, 2019

Assets:	$ Millions

Current assets:

Cash and cash equivalents	$1,991	$3,234

Receivables, net	2,733	1,967

Inventories, net	1,544	1,129
Other	130	148

Total current assets	6,398	6,478

Non-current assets:

Property, plant and equipment, net	1,330	1,313

Intangible assets, net	2,911	2,851

Goodwill	2,991	2,691

Deferred tax assets	4,398	4,651
Other non-current assets	2,422	1,525

Total assets	$20,450	$19,509

Liabilities and Equity:

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,816	$1,712

Total current liabilities	1,816	1,712

Non-current liabilities:

Borrowings	6,753	6,751

Other liabilities	1,312	899

Redeemable noncontrolling interests	216	189

Commitments and contingencies

Equity:

Class A common stock, $0.01 par value	3	4

Class B common stock, $0.01 par value	3	3

Additional paid-in capital	9,849	9,891

Retained earnings	775	357

Accumulated other comprehensive loss	(296)	(308)

Total Fox Corporation stockholders’ equity	10,334	9,947

Noncontrolling interests	19	11

Total equity	10,353	9,958

Total liabilities and equity	$20,450	$19,509

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2019	2018

	$ Millions

Operating Activities:

Net income	$827	$639

Adjustments to reconcile net income to cash (used in) provided by operating activities

Depreciation and amortization	107	94

Amortization of cable distribution investments	14	19

Impairment and restructuring charges	9	-

Equity-based compensation	65	-

Other, net	(287)	200

Deferred income taxes	246	57

Change in operating assets and liabilities, net of acquisitions and dispositions

Receivables and other assets	(640)	(587)

Inventories net of program rights payable	(354)	(168)

Accounts payable and other liabilities	(243)	(218)

Net cash (used in) provided by operating activities	(256)	36

Investing Activities:

Property, plant and equipment	(110)	(88)

Acquisitions, net of cash acquired	(260)	-

Purchase of investments	-	(100)

Other investing activities, net	21	(63)

Net cash used in investing activities	(349)	(251)

Financing activities:

Net transfers to Twenty-First Century Fox, Inc.	-	(312)

Repurchase of shares	(421)	-

Dividends paid and distributions	(169)	(22)

Other financing activities, net	(48)	-

Net cash used in financing activities	(638)	(334)

Net decrease in cash and cash equivalents	(1,243)	(549)

Cash and cash equivalents, beginning of year	3,234	2,500

Cash and cash equivalents, end of period	$1,991	$1,951

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

NOTE 1 – ADJUSTED EBITDA

Beginning with the announcement of the Company’s financial results for the first quarter of fiscal 2020, the Company has renamed as “Adjusted EBITDA” the measure that it had previously referred to as “Total Segment EBITDA” and, prior to the announcement of the Company’s financial results for the third quarter of fiscal 2019, as “Total Segment OIBDA.” The definition of this measure has not changed: Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated and Combined Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	$ Millions

Net income	$314	$24	$827	$639

Add:

Amortization of cable distribution investments	5	9	14	19

Depreciation and amortization	57	51	107	94

Impairment and restructuring charges	-	-	9	-

Interest expense	90	15	180	31

Interest income	(8)	-	(25)	-

Other, net	(302)	339	(287)	200

Income tax expense	105	7	292	223

Adjusted EBITDA	$261	$445	$1,117	$1,206

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2019

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2019 and 2018:

	Three Months Ended
	December 31, 2019		December 31, 2018
	Income	EPS	Income	EPS

	$ Millions, except per share data

Net income	$314		$24

Less: Net income attributable to noncontrolling interests	(14)		(16)

Net income attributable to Fox Corporation stockholders	$300	$0.48	$8	$0.01

Other, net[5]	(307)	(0.50)	339	0.55

Tax provision	71	0.11	(79)	(0.13)

Rounding	-	0.01	-	-

As adjusted	$64	$0.10	$268	$0.43

5 Other, net presented above excludes equity losses of affiliates.